United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
December 7, 2007
(Date of Report)
ULTRALIFE BATTERIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York (Address of principal executive offices)	14513 (Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Compensation Arrangements
     On December 7, 2007, the Board of Directors (the “Board”) of Ultralife Batteries, Inc. (the “Company”) on the recommendation of its Compensation and Management Committee (the “Committee”) adopted certain material compensation arrangements for the Company’s executive officers, including its Named Executive Officers. The Company’s Named Executive Officers are those executive officers for whom disclosure is required in the Company’s filings with the Securities and Exchange Commission pursuant to Item 402(c) of Regulation S-K.
     The material compensation arrangements for 2008 for executive officers, including Named Executive Officers, adopted by the Board consist of (1) a base compensation plan, (2) a non-equity incentive plan, and (3) a long-term equity incentive plan, under which stock options and time-vested restricted shares were awarded. In addition, the Board, on the Committee’s recommendation, reaffirmed its previously adopted policy to encourage ownership of the Company’s stock by the Company’s executive officers. Each of these arrangements and the stock ownership policy are summarized below. The Company’s compensation policies will be discussed in detail in the Compensation Discussion and Analysis to be included in the Company’s 2008 proxy statement.
A. Base Compensation Plan
     Under the base compensation plan for 2008, each of the Named Executive Officers will receive annual base compensation in the amount set forth opposite his name.

Name	Title	Amount
John D. Kavazanjian	President and Chief Executive Officer	$350,000

William A. Schmitz	Chief Operating Officer	$265,000

Robert W. Fishback	Vice President of Finance and Chief Financial Officer	$220,000

Peter F. Comerford	Vice President of Administration and General Counsel	$190,000
B. Non-Equity Incentive Plan
     Mr. Kavazanjian will be eligible to receive a target cash award in an amount equal to up to 50% of his annual base compensation under the non-equity incentive plan for 2008. The determination as to whether Mr. Kavazanjian receives such cash award and the amount of such award actually paid to him, if any, will be based on whether the Company meets predetermined targets for its operating performance. The Company’s operating performance must exceed 90% of the applicable targets in order for Mr. Kavazanjian to receive his target non-equity incentive plan award. If the Company’s operating performance exceeds 100% of the applicable targets, Mr. Kavazanjian’s non-equity incentive plan award could equal up to 100% of his annual base compensation.

     Mr. Schmitz will be eligible to receive a target cash award in an amount equal to up to 40% of his annual base compensation under the non-equity incentive plan for 2008. The determination as to whether Mr. Schmitz receives such cash award and the amount of such award actually paid to him, if any, will be based on whether the Company meets predetermined targets for its operating performance. The Company’s operating performance must exceed 90% of the applicable targets in order for Mr. Schmitz to receive his target non-equity incentive plan award. If the Company’s operating performance exceeds 100% of the applicable targets, Mr. Schmitz’s non-equity incentive plan award could equal up to 80% of his annual base compensation.
     Mr. Fishback will be eligible to receive a target cash award in an amount equal to up to 40% of his annual base compensation under the non-equity incentive plan for 2008. The determination as to whether Mr. Fishback receives such cash award and the amount of such award actually paid to him, if any, will be based on whether the Company meets predetermined targets for its operating performance. The Company’s operating performance must exceed 90% of the applicable targets in order for Mr. Fishback to receive his target non-equity incentive plan award. If the Company’s operating performance exceeds 100% of the applicable targets, Mr. Fishback’s non-equity incentive plan award could equal up to 80% of his annual base compensation.
     Mr. Comerford will be eligible to receive a target cash award in an amount equal to up to 30% of his annual base compensation under the non-equity incentive plan for 2008. The determination as to whether Mr. Comerford receives such cash award and the amount of such award actually paid to him, if any, will be based on two factors, each of which is given equal weight and the satisfaction of either of which could entitle Mr. Comerford to receive a cash award in an amount equal to up to 15% of his annual base compensation. The first factor is whether the Company meets its predetermined targets for operating performance. The second factor is the Committee’s subjective evaluation of Mr. Comerford’s performance. The Company’s operating performance must exceed 90% of the applicable targets in order for Mr. Comerford to receive his target non-equity incentive plan award on account of the satisfaction of the first factor. If the Company’s operating performance exceeds 100% of the applicable targets, Mr. Comerford’s non-equity incentive plan award could equal up to 60% of his annual base compensation.
     All other executive officers will be eligible to receive a target cash award in an amount equal to up to 30% of their 2008 annual base compensation under the non-equity incentive plan for 2008. The determination as to whether those executive officers receive such cash award and the amount of such award actually paid to an executive officer, if any, will be based on two factors, each of which is given equal weight and the satisfaction of either of which could entitle the executive officer to receive a cash award in an amount equal to up to 15% of his 2008 annual base compensation. The first factor is whether the Company meets its predetermined targets for operating performance. The second factor is the Committee’s subjective evaluation of the executive officer’s performance. The Company’s operating performance must exceed 90% of the applicable targets in order for the executive officer to receive his target non-equity incentive plan award on account of the satisfaction of the first factor. If the Company’s operating performance exceeds 100% of the applicable targets, the non-equity incentive plan awards for all other executive officers could equal up to 60% of their annual base compensation.

C. Long-Term Incentive Plan
     The Long-Term Incentive Plan of the Company consists of three components: (1) stock options, (2) performance-vested restricted shares, and (3) time-vested restricted shares. For 2008, however, the Board granted only stock options and time-vested restricted shares to its executive officers, including the Named Executive Officers. Each of those components is addressed, in turn, below.
     1. Stock Options
     The Board granted options to purchase shares of the Company’s common stock under the Company’s Long-Term Incentive Plan to certain of its executive officers. The options have a seven-year term, vest over a three-year period in equal installments and have an exercise price of $13.4338 per share, which exercise price is the volume weighted average price determined as of December 7, 2007 in accordance with the trading rules of Nasdaq. Mr. Kavazanjian received an option to purchase 22,500 shares, Mr. Schmitz and Mr. Fishback each received an option to purchase 12,000 shares, and Mr. Comerford received an option to purchase 6,000 shares. All of these option grants are, however, subject to approval by the Company’s shareholders at the 2008 Annual Meeting of an amendment to the Long-Term Incentive Plan to increase the number of shares available for grants under that Plan.
     2. Time-Vested Restricted Shares
     The Board granted time-vested restricted shares of the Company’s common stock under the Company’s Long-Term Incentive Plan to certain of its executive officers. These shares vest over a three-year period in equal installments, commencing on March 1, 2009. Mr. Kavazanjian was granted 3,000 time-vested restricted shares, Mr. Schmitz and Mr. Fishback were each granted 1,800 time-vested restricted shares, and Mr. Comerford was granted 1,200 time-vested restricted shares.
D. Stock Ownership Policy for Executive Officers
     The Board previously adopted a stock ownership policy for the Company’s executive officers, including the Named Executive Officers. Pursuant to the policy, executive officers must own and hold a certain minimum number of shares of the Company’s common stock during a three-year period. During the first such period (which includes 2008), Mr. Kavazanjian will be expected to own and hold shares of the Company’s common stock having an aggregate value equal to his annual base compensation, Mr. Schmitz will be expected to own and hold shares having a value equal to one-half of his annual base compensation, Mr. Fishback will be expected to own and hold shares having a value equal to one-half of his annual base compensation, and Mr. Comerford will be expected to own and hold shares having a value equal to one-third of his annual base compensation. All other executive officers will be expected to own and hold shares having a value equal to one-third of their annual base compensation.

     At any time that an executive officer, including a Named Executive Officer, owns fewer shares than the applicable target ownership amount, then until such time as he reaches the target ownership amount, any time he exercises an option, he will be required to hold 50% of the net shares received on exercise (net being determined by taking the maximum number of shares exercised and subtracting (a) that number of shares sold in a broker-assisted cashless exercise to fund the exercise price and (b) that number of shares sold to fund the tax payment, if any, required). Otherwise, there are no adverse consequences to a named executive officer owning fewer shares than the applicable target ownership amount.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2007	ULTRALIFE BATTERIES, INC.
/s/Robert W. Fishback
Robert W. Fishback
Vice President of Finance and Chief Financial Officer